UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2024
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2024, Belden Inc. (the “Company”) held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes

David Aldrich	32,620,092	5,624,604	62,928	825,951
Lance C. Balk	37,191,799	1,057,421	58,404	825,951
Diane D. Brink	37,557,862	733,537	16,225	825,951
Judy L. Brown	37,684,145	607,082	16,397	825,951
Nancy Calderon	38,109,431	181,957	16,236	825,951
Ashish Chand	37,887,024	403,451	17,149	825,951
Jonathan C. Klein	37,806,923	484,325	16,376	825,951
YY Lee	38,240,242	50,824	16,558	825,951
Gregory J. McCray	37,920,332	370,864	16,428	825,951

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
37,744,398	1,375,349	13,828

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
37,101,017	1,187,460	19,147	825,951

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 29, 2024	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary